SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GRAN TIERRA ENERGY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Gran Tierra Energy Inc.
300, 611-10th Avenue S.W.
Calgary, Alberta T2R 0B2 Canada
(403) 265-3221

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On October 10, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of  GRAN TIERRA ENERGY INC., a Nevada corporation. The meeting will be held on Wednesday, October 10, 2007 at 10:00 a.m. local time at 300, 611-10th Avenue S.W., Calgary, Alberta T2R 0B2 Canada for the following purposes:

1.	To elect five directors to serve for the ensuing year and until their successors are elected.

2.
To approve our 2007 Equity Incentive Plan, as an amendment and restatement of our 2005 Equity Incentive Plan, including an increase in the aggregate number of shares of common stock authorized for issuance under the plan from 2,000,000 to 9,000,000 shares.

3.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of Gran Tierra for its fiscal year ending December 31, 2007.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is August 13, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Martin Eden

Martin Eden
Secretary

CALGARY, ALBERTA
SEPTEMBER 10, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Gran Tierra Energy Inc.
300, 611-10th Avenue S.W.
Calgary, Alberta T2R 0B2 Canada
(403) 265-3221

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

October 10, 2007

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Gran Tierra Energy Inc. (“Gran Tierra”) is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about September 17, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on August 13, 2007 will be entitled to vote at the annual meeting. On this record date, there were 79,198,221 shares of common stock outstanding and entitled to vote, and one share of Special Voting Stock. On the record date, the share of Special Voting Stock was entitled to 15,476,189 votes, which equals the number of shares of common stock issuable upon exchange of exchangeable shares (the “Exchangeable Shares”) of Gran Tierra Goldstrike Inc. that were issued in connection with the transaction between the former shareholders of Gran Tierra Energy Inc., a privately-held Alberta corporation, which we refer to as “Gran Tierra Canada,” and Goldstrike, Inc.

Stockholder of Record: Shares Registered in Your Name

If on August 13, 2007 your shares were registered directly in your name with Gran Tierra’s transfer agent, Island Stock Transfer, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on August 13, 2007 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Stockholders Holding Exchangeable Shares

Holders of Exchangeable Shares are entitled to instruct Olympia Trust Company (the “Trustee”) as to how to vote their exchangeable shares. The Trustee holds the one outstanding share of our Special Voting Stock, which is entitled to as many votes as there are outstanding Exchangeable Shares on the record date, and may only vote the share of Special Voting Stock as directed by the holders of Exchangeable Shares. Holders of Exchangeable Shares who do not hold their Exchangeable Shares in their own name are not entitled to instruct the Trustee as to how to exercise voting rights at the annual meeting. Only holders of Exchangeable Shares whose names appear on the records of Gran Tierra as the registered holders of Exchangeable Shares are entitled to instruct the Trustee as to how to exercise voting rights in respect of their Exchangeable Shares at the annual meeting. Holders of Exchangeable Shares may also obtain a proxy from the Trustee to vote their Exchangeable Shares at the annual meeting. Holders of Exchangeable Shares should follow the instructions sent to them by the Trustee in order to exercise their voting rights.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of five directors;

•
Approval of proposed 2007 Equity Incentive Plan, an amendment and restatement of our 2005 Equity Incentive Plan, which includes an increase in the number of shares of common stock authorized for issuance under our 2007 Equity Incentive Plan; and

•	Ratification of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2007.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

➢	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

➢
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

➢
To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. on October 9, 2007 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Gran Tierra. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

2.

Beneficial Owner: Exchangeable Shares

If you are a holder of Exchangeable Shares, you should have received voting instructions with these proxy materials from the Trustee, which is the holder of the share of Special Voting Stock. Follow the instructions from the Trustee, or contact the Trustee for further information. Instruments of proxy must be received by Olympia Trust Company, 2300, 125 - 9th Avenue S.E., Calgary, Alberta, T2G OP6, not less than 48 hours before the time for the holding of the annual meeting or any adjournment thereof.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of August 13, 2007, and one vote for each Exchangeable Share held as of August 13, 2007, all of which are represented by the one share of Special Voting Stock of Gran Tierra. Holders of Exchangeable Shares should follow the instructions sent to them by the Trustee in order to exercise their voting rights.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all five nominees for director, “For” the approval of the 2007 Equity Incentive Plan, and “For” the ratification of the selection of Deloitte & Touche LLP as the independent auditors for the fiscal year 2007. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and The Altman Group, Inc. may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but The Altman Group, Inc. will be paid its customary fee of approximately $5,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may send a timely written notice that you are revoking your proxy to Gran Tierra’s Secretary at 300, 611-10th Avenue, S.W., Calgary, Alberta, Canada, T2R 0B2.

➢	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

If you are a holder of Exchangeable Shares, you should follow the instructions provided by the Trustee.

3.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by May 20, 2008, to Martin Eden at 300, 611-10th Avenue, S.W., Calgary, Alberta, Canada, T2R 0B2; provided, however, that if our 2008 annual meeting of stockholders is not held between September 10 and November 9, 2008, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2008 annual meeting of stockholders. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so by between August 11, 2008 and July 12, 2008, unless our 2008 annual meeting of stockholders is not held between September 10, 2008 and December 9, 2008, in which case notice must be received between 60 and 90 days prior to the meeting or no later than the date ten days after notice of the meeting is first published by Gran Tierra. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Broker non-votes and abstentions have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals.

How many votes are needed to approve each proposal?

➢
For the election of directors, the five nominees receiving the most “For” votes (form the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

➢
To be approved, Proposal No. 2, the approval of the 2007 Equity Incentive Plan, an amendment and restatement of the 2005 Equity Incentive Plan, must receive more ”For” votes than “Against” votes. Broker non-votes and abstentions will have no effect.

➢
To be approved, Proposal No. 3, the ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent auditors for the fiscal year ending 2007 must receive more “For” votes than “Against” votes. Broker non-votes and abstentions will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 94,674,410 common shares (including 15,476,189 shares of common stock issuable upon exchange of the Exchangeable Shares and therefore entitled to vote through the one share of Special Voting Stock) outstanding and entitled to vote. Thus, the holders of 47,337,206 shares of common stock (including the Exchangeable Shares) must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

4.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our annual report on Form 10-K for the year ended December 31, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Gran Tierra Energy Inc.’s Board of Directors consists of six directors. Effective on the date of the Annual Meeting, the Board of Directors will be reduced to five directors. There are five nominees for director this year. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of Gran Tierra. Dana Coffield, Jeffrey Scott, Walter Dawson, and Verne Johnson were founding shareholders of Gran Tierra Energy Inc., the Canadian corporation. Nadine Smith was recommended by the Board of Directors of Gran Tierra. It is Gran Tierra’s policy to invite nominees for directors to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The five nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Gran Tierra Energy Inc. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

NOMINEES

The following is a brief biography of each director and each nominee for director as of August 13, 2007.

Executive Officers and Directors

Name	Age	Position
Dana Coffield	49	President and Chief Executive Officer; Director
Jeffrey Scott	45	Chairman of the Board of Directors
Walter Dawson	67	Director
Verne Johnson	63	Director
Nadine C. Smith	50	Director
James Hart*	53	Director
* James Hart is not running for reelection to the Board of Directors.

Dana Coffield, President, Chief Executive Officer and Director.

Before joining Gran Tierra as President, Chief Executive Officer and a Director in May 2005, Mr. Coffield led the Middle East Business Unit for EnCana Corporation, North America’s largest independent oil and gas company, from 2003 through 2005. His responsibilities included business development, exploration operations, commercial evaluations, government and partner relations, planning and budgeting, environment/health/safety, security and management of several overseas operating offices. From 1998 through 2003, he was New Ventures Manager for EnCana’s predecessor — AEC International — where he expanded activities into five new countries on three continents. Mr. Coffield was previously with ARCO International for ten years, where he participated in exploration and production operations in North Africa, SE Asia and Alaska. He began his career as a mud-logger in the Texas Gulf Coast and later as a Research Assistant with the Earth Sciences and Resources Institute where he conducted geoscience research in North Africa, the Middle East and Latin America. Mr. Coffield has participated in the discovery of over 130,000,000 barrels of oil equivalent reserves. Mr. Coffield graduated from the University of South Carolina with a Masters of Science degree and a doctorate (PhD) in Geology, based on research conducted in the Oman Mountains in Arabia and Gulf of Suez in Egypt, respectively. He has a Bachelor of Science degree in Geological Engineering from the Colorado School of Mines. Mr. Coffield is a member of the AAPG and the CSPG, and is a Fellow of the Explorers Club.

5.

Jeffrey Scott, Chairman of the Board of Directors.

Mr. Scott has served as Chairman of our board of directors since January 2005. Since 2001, Mr. Scott has served as President of Postell Energy Co. Ltd., a privately held oil and gas producing company. He has extensive oil and gas management experience, beginning as a production manager of Postell Energy Co. Ltd in 1985 advancing to President in 2001. Mr. Scott is also currently a Director of Saxon Energy Services, Inc., Suroco Energy, Inc., VGS Seismic Canada Inc., and Essential Energy Services Trust, all of which are publicly traded companies. Mr. Scott holds a Bachelor of Arts degree from the University of Calgary, and a Masters of Business Administration from California Coast University.

Walter Dawson, Director.

Mr. Dawson has served as a director since January 2005. Mr. Dawson is the founder of Saxon Energy Services, a publicly traded company since 2001, and currently serves as Chairman of the Board of Directors of Saxon, which is an international oilfield services company. Before his time at Saxon, Mr. Dawson served for 19 years as President, Chief Executive Officer and a director and founded what became known as Computalog Gearhart Ltd., which is now an operating division of Precision Drilling Corp. Computalog’s primary businesses are oil and gas logging, perforating, directional drilling and fishing tools. Mr. Dawson instituted a technology center at Computalog, located in Fort Worth, Texas, a developer of electronics designed to develop wellbore logging tools. In 1993 Mr. Dawson founded what became known as Enserco Energy Services Company Inc., formerly Bonus Resource Services Corp. Enserco entered the well servicing businesses through the acquisition of 26 independent Canadian service rig operators. Mr. Dawson is currently a director of VGS Seismic Canada Inc., Suroco Energy Inc. and Action Energy Inc. (formerly High Plains Energy Inc.), all of which are publicly traded companies.

Verne Johnson, Director.

Mr. Johnson has served as a director since April 2005. Starting with Imperial Oil in 1966, he has spent his entire career in the petroleum industry, primarily in western Canada, contributing to the growth of oil and gas companies of various sizes. He worked with Imperial Oil Limited until 1981 (including two years with Exxon Corporation in New York from 1977 to 1979). From 1981 to 2000, Mr. Johnson served in senior capacities with companies such as Paragon Petroleum Ltd., ELAN Energy Inc., Ziff Energy Group and Enerplus Resources Group. He was President and Chief Executive Officer of ELAN Energy Inc., President of Paragon Petroleum and Senior Vice President of Enerplus Resources Group until February 2002. Mr. Johnson retired in February 2002. Mr. Johnson is a director of Fort Chicago Energy Partners LP, Harvest Energy Trust, Suroco Energy Inc. and Builders Energy Services Trust, all publicly traded companies. Mr. Johnson received a Bachelor of Science degree in Mechanical Engineering from the University of Manitoba in 1966. He is currently president of his private family company, KristErin Resources Ltd.

Nadine C. Smith, Director.

Ms. Smith has served as a director since January 10, 2006. She has served as a director of Patterson-UTI, which is traded on NASDAQ, May 2001 to June 2007, and served as a director of UTI from 1995 to May 2001. From August 2000 to December 2001, Ms. Smith was President of Final Arrangements, LLC, a company providing software and web-based internet services to the funeral industry. From April 2000 to August 2000, she served as the President of Aegis Asset Management, Inc., an asset management company. From 1997 to April 2000, Ms. Smith was President and Chief Executive Officer of Enidan Capital Corp., an investment company. Previously, Ms. Smith was an investment banker and principal with NC Smith & Co. and The First Boston Corporation and a management consultant with McKinsey & Co. Ms. Smith holds a Bachelor of Science degree in Economics from Smith College and a Masters of Business Administration from Yale University.

James Hart, Director.

Mr. Hart has served as a director since May 2005 and as Vice President Finance and Chief Financial Officer from May, 2005 to December 2006. Mr. Hart is not running for reelection to the Board of Directors. Previously, Mr. Hart was an internal consultant with EnCana Corporation, from 2001 through April 2005, providing specialized business analyses, ideas and advice for international and corporate clients. Previously, from 1994 to 2001, he was Treasurer of Gulfstream Resources, an international oil and gas company active in Qatar, Oman and Madagascar (eventually acquired by Anadarko). Mr. Hart’s prior experience includes a varied tenure at Nexen (formerly Canadian Occidental Petroleum) from 1984 to 1994, as Manager of the company’s worldwide Treasury activities and as Senior Advisor responsible for corporate acquisitions. He began his career with the Alberta Petroleum Marketing Commission, providing policy advice to the Provincial Government. Mr. Hart graduated from the University of Manitoba with a Masters in Natural Resources Management (Economics specialization) and a Bachelor of Science degree in Geology.

6.

Our above-listed officers and directors have neither been convicted in any criminal proceeding during the past five years nor been parties to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities law or commodities law. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Gran Tierra follows the NASDAQ Stock Market (“NASDAQ”) listing standards even though its common stock is not listed on NASDAQ. As required under the NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with Gran Tierra’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Gran Tierra, its senior management and its independent auditors, the Board has affirmatively determined that the following four of our six directors are independent directors within the meaning of Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards: Messrs. Scott, Johnson and Dawson and Ms. Smith. In making this determination, the Board found that none of the these directors or nominees for director had a material or other disqualifying relationship with Gran Tierra. Dana Coffield, Gran Tierra’s President and Chief Executive Officer is not an independent director by virtue of his employment with Gran Tierra. James Hart is not an independent director by virtue of his former position as Chief Financial Officer of Gran Tierra, a position which he held until late 2006.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met 13 times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he/she served, held during the period for which he/she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Reserves Committee. Two of the Committees were not formed until after the end of the 2006 fiscal year: The Nominating and Corporate Governance Committee was formed on June 25, 2007, and the Reserves Committee was formed on April 19, 2007. The following table provides membership and meeting information for fiscal 2006 for each of the Board committees:

Name	Audit	Compensation
Dana Coffield
Jeffrey Scott	X	X
Walter Dawson		X
Verne Johnson	X	X*
Nadine C. Smith	X*
James Hart
Total meetings in fiscal 2006	7	1
* Committee Chairperson

7.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee of the Board of Directors was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee management’s conduct of our accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee reviews our financial reports and other financial information disclosed to the public, the government and various regulatory bodies, our system of internal accounting, our financial controls, and the annual independent audit of our financial statements. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on Gran Tierra’s audit engagement team as required by law; review and approves or rejects transactions between the company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Gran Tierra regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee is composed of three directors. Currently, the Audit Committee members are Messrs. Scott, Messrs. Johnson and Ms. Smith. Ms. Smith serves as Chair of the Audit Committee. The Audit Committee met seven times during the fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.grantierra.com. The Audit Committee was established, and the members of the Audit Committee were appointed, on March 9, 2006.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards). Additionally, each audit committee member has met the criteria for audit committee independence set forth in Rule 10A-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended. The board of directors has determined that Nadine Smith, an independent director, qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K promulgated by the SEC, based on her experience overseeing and assessing the performance of companies with respect to the preparation and evaluation of financial statements. The audit committee selects the independent accountants to audit our books and financial records, and considers and acts upon accounting matters as they arise.

8.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year end December 31, 2006 with our management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report in Form 10-KSB for the fiscal year ended December 31, 2006.

Nadine Smith, Chair
Verne Johnson
Jeffrey Scott

Compensation Committee

The Compensation Committee is composed of three directors: Verne Johnson (Chair), Walter Dawson, and Jeffrey Scott. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Compensation Committee met one time during the fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on our website at www.grantierra.com.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, recommend for adoption and oversee Gran Tierra’s compensation strategy, policies, plans and programs, including:

•
establishment of corporate and individual performance objectives relevant to the compensation of our directors, executive officers and other senior management, as appropriate, and evaluation of performance in light of these stated objectives;

•	establishing policies with respect to equity compensation arrangements;

•
review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers; and

•
review and recommendation to the Board for approval, modification or termination of Gran Tierra’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs, as well as administration of such plans and programs

Commencing this year, the Compensation Committee also began to review with management the our Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings.

[1]
The material in this report is not “soliciting material” is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

9.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least one time annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Gran Tierra, as well as authority to obtain, at the expense of Gran Tierra, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In 2006, the Compensation Committee did not form any subcommittees.

The Compensation Committee makes adjustments to annual compensation, recommends bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. Generally, the Compensation Committee’s process comprises two related elements: the recommendation of compensation levels and the establishment of performance objectives for the current year. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels, and current company-wide compensation levels, and independent compensation surveys for the petroleum industry in Canada for peer groupings within the industry.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2006 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Mr. Johnson, Mr. Scott and Mr. Dawson. None of the members of our Compensation Committee has at any time been an officer or employee of Gran Tierra. No member of our Board or our Compensation Committee served as an executive officer of another entity that had one or more of our executive officers serving as a member of that entity’s board or compensation committee.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-KSB for the fiscal year ended 2006.

Verne Johnson
Walter Scott
Jeffrey Dawson

[2]
The material in this report is not “soliciting material,” is furnished to, but not deemed "filed" with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

10.

Nominating and Corporate Governance Committee

As of the end of the fiscal year ended December 31, 2006, Gran Tierra did not have a Nominating and Corporate Governance Committee. We created a Nominating and Corporate Governance Committee on June 25, 2007. Prior to the formation of the Nominating and Corporate Governance Committee, the Board of Directors took any necessary actions of the type that are currently delegated to the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of Gran Tierra (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding corporate governance issues, assessing the performance of the Board and management, and developing a set of corporate governance principles for Gran Tierra. The Nominating and Corporate Governance Committee is composed of three directors: Walter Dawson (Chair), Verne Johnson, and Jeffrey Scott. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2006, as the Committee was formed in 2007. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at www.grantierra.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Gran Tierra, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees will be reviewed in the context of the current composition of the Board, the operating requirements of Gran Tierra and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee will consider diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Gran Tierra, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Gran Tierra during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee will also determine whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In fiscal 2006, neither the Nominating and Corporate Governance Committee nor the Board paid any fees to any third party to assist in the process of identifying or evaluating director candidates.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Gran Tierra Energy Inc., 300, 611-10th Avenue S.W., Calgary, Alberta T2R 0B2 (Canada), Attention: Director Nominations. This written recommendation must be delivered by at least May 13, 2008, the date 120 days prior to the anniversary date of the mailing of Gran Tierra’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of Gran Tierra’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

11.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on the Company’s website at www.grantierra.com.

CODE OF ETHICS

Gran Tierra has adopted the Gran Tierra Energy Inc. Code of Business Conduct and Ethics, or the Code of Ethics, that applies to all officers, directors and employees. The Code of Ethics is available to stockholders on our website at www.grantierra.com. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

APPROVAL OF 2007 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED FROM THE 2005
EQUITY INCENTIVE PLAN

In June 2007, the Board of Directors of Gran Tierra, or the Board, adopted Gran Tierra’s 2007 Equity Incentive Plan, or the Incentive Plan, subject to stockholder approval, which is an amended, restated and retitled version of Gran Tierra’s 2005 Equity Incentive Plan, or the Prior Plan. There are 9,000,000 shares of Common Stock reserved for issuance under the Incentive Plan.

Under the Prior Plan, our board of directors is authorized to issue options or other rights to acquire up to 2,000,000 shares of our common stock. On November 8, 2006, our board of directors granted options to acquire 1,180,000 shares of common stock at an exercise price of $1.27 per share, which options cannot be exercised, and will be rescinded, if our stockholders do not approve an increase in the number of shares authorized under the Prior Plan sufficient to permit the issuance of the shares issuable upon exercise of these additional stock options. These stock options are reflected in the table below under the heading “Equity Compensation Plan” as not being approved by security holders. In addition, in 2007 through May 2, 2007, the Board granted options to acquire an additional 850,000 shares of common stock at a weighted average exercise price of $1.25 per share, which options cannot be exercised, and will be rescinded, if our stockholders do not approve an increase in the number of shares authorized under the Prior Plan sufficient to permit the issuance of the shares issuable upon exercise of these additional stock options. We refer to these options to purchase, collectively, 2,030,000 shares, as the “Conditional Grants.” The Incentive Plan, subject to stockholder approval, amends, restates and retitles the Prior Plan, including an increase in the number of shares authorized under the Prior Plan to 9,000,000 shares under the Incentive Plan in order to issue the shares granted by the Board as described above.

Under the Prior Plan, 2,000,000 shares of common stock were authorized for issuance. The Prior Plan limited to no more than 1,000,000 shares the shares reserved for grants to the former senior management team of Gran Tierra Energy, Inc., the Canadian corporation. The Conditional Grants exceed this limit; however, the Incentive Plan eliminates this limit on the number of shares available for issuance to the former senior management team of the Canadian corporation. The Board determined that the elimination of this limit was in the best interests of Gran Tierra to retain the services of the senior management team.

The Prior Plan also provided that no more than 200,000 shares could be allocated in the aggregate to the awards that were granted to any individual under the plan during any calendar year. One of the Conditional Grants, a grant to Martin Eden, our Chief Financial Officer, exceeds this limit; however, the Incentive Plan eliminates this share limit. The Board determined that the elimination of this limit was in the best interests of Gran Tierra in order to give the Board greater flexibility to grant awards under the Incentive Plan.

12.

If the stockholders do not approve this Proposal 2, the Conditional Grants will be rescinded; if the stockholders approve this Proposal 2, the Conditional Grants will no longer be subject to rescission for failure to obtain stockholder approval.

Under the Prior Plan, the Prior Plan would terminate on November 10, 2015. If this Proposal 2 is approved, the Incentive Plan will not have a set termination date.

The Prior Plan also allowed the Board, or any committee of the Board authorized to administer the Prior Plan, to grant options with a reload feature. The reload feature under the Prior Plan allowed the holder of an option, contemporaneously with the payment of the exercise price of the option in shares of common stock, to receive a reload option to purchase shares of common stock equal to the sum of the number of shares used to exercise the option and with respect to nonqualified stock options, the number of shares used to satisfy applicable withholding taxes. The Incentive Plan eliminates the ability of the Board to grant options with a reload feature. The Board determined it was in the best interests of Gran Tierra to eliminate the reload feature.

Additionally, the Incentive Plan, subject to stockholder approval, generally permits Gran Tierra, under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, to take a deduction for certain compensation expenses. This provision is required for Gran Tierra to be able to continue to deduct as a business expense certain compensation attributable to the exercise of stock options and stock appreciation rights granted under the Incentive Plan. Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1 million for any covered employee. See “U.S. Federal Income Tax Information” below for a discussion of the application of Section 162(m). In light of the Section 162(m) requirements, the Board has approved the Incentive Plan, subject to stockholder approval, to include a limitation providing that no person may be granted options and stock appreciation rights under the Incentive Plan during a calendar year to purchase in excess of 1,000,000 shares of Common Stock. Previously, no such formal limitation was placed on the number of shares of Common Stock available for grants to any individual.

All outstanding stock awards granted under the Prior Plan remain subject to the terms of the Prior Plan. As of August 13, 2007, awards (net of canceled or expired awards) covering an aggregate of 3,400,000 shares of our common stock had been granted under the Prior Plan (which is in excess of the authorized number of shares under the Prior Plan; provided, however, that the Conditional Grants will be rescinded if our stockholders do not approve this Proposal 2). No shares of Common Stock remained available for future grant under the Prior Plan. The Incentive Plan will amend and restate the Prior Plan.

Stockholders are requested in this Proposal 2 to approve the 2007 Equity Incentive Plan, as amended and restated from the 2005 Equity Incentive Plan, referred to as the Prior Plan. To be approved, the 2007 Equity Incentive Plan, as amended and restated from the Prior Plan, must receive more “For” votes than “Against” votes. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

The essential features of the Incentive Plan are outlined below:

GENERAL

The Incentive Plan provides for the grant of stock options, restricted stock awards, stock appreciation rights, restricted stock units and other stock awards (collectively “awards”). Stock options granted under the Incentive Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended, or the Code. Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. See “U.S. Federal Income Tax Information” for a discussion of the tax treatment of awards. To date, Gran Tierra has granted only stock options under the Incentive Plan.

13.

PURPOSE

The Board adopted the Incentive Plan, which is an amendment and restatement of the 2005 Equity Incentive Plan, or the Prior Plan, to provide a means by which employees, directors and consultants of Gran Tierra and its affiliates may be given an opportunity to purchase stock in Gran Tierra, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Gran Tierra and its affiliates. All of the approximately 160 employees, directors and consultants of Gran Tierra and its affiliates are eligible to participate in the Incentive Plan.

ADMINISTRATION

The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

The Board has the power to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board. A committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Incentive Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

STOCK SUBJECT TO THE INCENTIVE PLAN

Subject to this Proposal, an aggregate of 9,000,000 shares of Common Stock is reserved for issuance under the Incentive Plan. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan. If Gran Tierra reacquires unvested stock issued under the Incentive Plan, the reacquired stock will not become available for reissuance under the Incentive Plan.

ELIGIBILITY

Employees (including officers), directors, and consultants of both Gran Tierra and its affiliates are eligible to receive all types of awards under the Incentive Plan. No person may be granted awards under the Incentive Plan exercisable for more than 1,000,000 shares of Common Stock during any calendar year (“Section 162(m) Limitation”).

TERMS OF OPTIONS

The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of options may not be less than 100% of the fair market value of the stock on the date of grant. If options were granted to covered executives with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See “U.S. Federal Income Tax Information.” The closing price of Gran Tierra’s common stock as reported on the Over the Counter Bulletin Board on August 13, 2007 was $1.75 per share.

The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of Gran Tierra, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest at the rate of over three year period in three annual installments during the participant’s employment by, or service as a director or consultant to, Gran Tierra or an affiliate (collectively, “service”). Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows Gran Tierra to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing Gran Tierra to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of Gran Tierra or by a combination of these means.

14.

Term.

The maximum term of options under the Incentive Plan is 10 years. Options under the Incentive Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

The option term generally may be extended in the event that exercise of the option within these periods is prohibited. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

TERMS OF RESTRICTED STOCK AWARDS AND PURCHASES OF RESTRICTED STOCK

Payment.

The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 100% of the fair market value of Gran Tierra’s common stock on the date of purchase. The Board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either in cash at the time of purchase or at the discretion of the Board, (i) by delivery of other common stock of Gran Tierra, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

Vesting.

Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of Gran Tierra in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

Restrictions on Transfer.

Rights under a stock bonus or restricted stock bonus agreement may be transferred only upon the terms and conditions of the award agreement as the Board shall determine in its discretion, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

STOCK APPRECIATION RIGHTS

The Incentive Plan authorizes the grant of stock appreciation rights.

15.

Stock appreciation rights entitle the participant to receive upon exercise an appreciation distribution equal to the fair market value of that number of shares equal to the number of share equivalents in which the participant is vested under the independent stock appreciation rights less the fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of stock appreciation rights may, at the Board’s discretion, be made in cash, in shares of stock or a combination thereof.

RESTRICTIONS ON TRANSFER

The Board may grant stock options that are transferable to the extent provided in the stock option agreement. Shares subject to repurchase by Gran Tierra under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

ADJUSTMENT PROVISIONS

Transactions not involving receipt of consideration by Gran Tierra, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of common stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of Common Stock subject to the Incentive Plan, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of Common Stock subject to such awards.

EFFECT OF CERTAIN CORPORATE TRANSACTIONS

In the event of (i) the sale, lease, license or other disposition of all or substantially all of the assets of Gran Tierra, (ii) the sale or other disposition of all or substantially all of the outstanding securities of Gran Tierra, or (iii) certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume awards outstanding under the Incentive Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or to substitute similar awards, then with respect to awards held by participants whose service with Gran Tierra or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to such effective date.

The Incentive Plan provides, that in the event of certain change of control events, any outstanding stock awards may be subject to additional acceleration of vesting and exercisability upon or after such change of control event, if such acceleration is provided for in the individual award holder’s stock award agreement

The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Gran Tierra.

DURATION, AMENDMENT AND TERMINATION

The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time.

The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of Gran Tierra within 12 months before or after its adoption by the Board to the extent such approval is necessary to satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the Incentive Plan for stockholder approval.

U.S. FEDERAL INCOME TAX INFORMATION

Stock Options, Restricted Stock Purchase Awards and Stock Bonuses.

Stock options, restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences.

16.

There are no tax consequences to the participant or Gran Tierra by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, Gran Tierra is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Gran Tierra will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights.

No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, Gran Tierra is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, Gran Tierra will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Gran Tierra, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

NEW PLAN BENEFITS

The following table presents certain information with respect to options granted under the Incentive Plan as of August 13, 2007, subject to the stockholders’ approval of the increase in the number of shares authorized for issuance from the 2005 Equity Incentive Plan, to (i) our Chief Executive Officer and our four other most highly compensated executive officers at December 31, 2006 (the “Named Executive Officers”), (ii) all executive officers as a group, and (iii) all non-executive officer employees as a group.

17.

NEW PLAN BENEFITS

2007 EQUITY INCENTIVE PLAN

NAME AND POSITION (1)	NUMBER OF SHARES UNDERLYING OPTIONS GRANTED
Dana Coffield, President and Chief Executive Officer(2)	200,000
James Hart, Former Vice President, Finance and Chief Financial Officer	125,000
Rafael Orunesu, President, Gran Tierra Argentina	100,000
Max Wei, Vice President, Operations	100,000
Edgar Dyes, President, Argosy Energy/Gran Tierra Energy Columbia	100,000
All Executive Officers as a Group (3)	850,000
All Non-Employee Directors as a Group (4)	250,000
All Non-Executive Officer Employees as a Group	930,000

(1) Each of the option grants in this table are Conditional Grants that will be rescinded in the event that Proposal 2 is not approved.

(2) These options also exceed the 1,000,000 share limit for grants to former executive officers of our predecessor Canadian corporation, which provision is eliminated if this Proposal 2 is adopted, also enabling this grant to not be rescinded.

(3) These options include an option held by Martin Eden, our Chief Financial Officer, to purchase 225,000 shares, which option is in excess of the 200,000 share limit for grants to any one person during a year, which provision is eliminated if Proposal 2 is adopted.

(4) Does not include the grant to Mr. Hart, who is now a non-employee director but appears in our Summary Compensation Table, and is therefore listed separately above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of Gran Tierra’s equity compensation plans in effect as of the end of December 31, 2006.

18.

EQUITY COMPENSATION PLAN

Securities authorized for issuance under equity compensation plans as of December 31, 2006 are as follows:

	Number of	Weighted	Number of securities
	securities to be issued	average exercise	remaining available
	upon	price of	for future
Plan category	exercise of options	outstanding options	Issuance
Equity compensation plans approved by security holders	1,520,000	$1.12	480,000
Equity compensation plans not approved by security holders	1,180,000	$1.27	—
Total	2,700,000		480,000

The only equity compensation plan approved by our stockholders is our 2005 Equity Incentive Plan, under which our board of directors is authorized to issue options or other rights to acquire up to 2,000,000 shares of our common stock. On November 8, 2006, our board of directors granted options to acquire 1,180,000 shares of common stock at an exercise price of $1.27 per share, which options cannot be exercised, and will be rescinded, if our stockholders do not approve an increase in the number of shares authorized under the 2005 Equity Incentive Plan sufficient to permit the issuance of the shares issuable upon exercise of these additional stock options. These stock options are reflected in the table above as not being approved by security holders. In addition, in 2007 through May 2, 2007, the Board granted options to acquire an additional 850,000 shares of common stock at a weighted average exercise price of $1.25 per share, which options cannot be exercised, and will be rescinded, if our stockholders do not approve an increase in the number of shares authorized under the 2005 Equity Incentive Plan sufficient to permit the issuance of the shares issuable upon exercise of these additional stock options.

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PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2007 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since inception in 2005. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent auditors. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Gran Tierra and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP. Broker non-votes and abstentions are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Set forth below is a summary of fees paid to Deloitte & Touche LLP, our independent registered Chartered Accountants, for services in the fiscal periods ended December 31, 2005 and December 31, 2006. In determining the independence of Deloitte & Touche LLP, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence.

	2005	2006
	Deloitte & Touche LLP	Deloitte & Touche LLP
Audit Fees	$111,195	$478,719
Audit Related	—	$35,394
Tax Preparation	15,412	73,694
All Other Fees	22,155	—
Total	148,762	$587,807

Audit Fees

The total audit fees and reimbursement of expenses paid to Deloitte & Touche LLP were for audits, reviews of the quarterly financial statements, and the preparation of comfort letters and consents. As well, an audit was performed on the nine months ended September 30, 2006 to facilitate the application to register the common shares issued in June 2006.

Audit Related

Miscellaneous advisory services, related to the acquisitions and share registration activities of the company during the year.

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Tax Fees

Tax preparation fees, including reimbursement of expenses, paid to Deloitte & Touche LLP in fiscal 2006 were for the preparation of our US, Canadian, Colombian and Argentinean tax returns for 2005.

PRE-APPROVAL POLICIES AND PROCEDURES.

Before we engage an independent public accountant to render audit or non-audit services, the engagement is approved by our audit committee or the engagement to render services is entered into pursuant to pre-approval policies and procedures established by the audit committee. The pre-approval policy adopted by our audit committee on March 9, 2006 to permit pre-approval of non-audit services is attached as Schedule A to the charter of the audit committee, which was filed as Exhibit 99.1 to our Annual Report on Form 10-KSB for 2005. This policy requires that the audit committee consider, prior to pre-approving any non-audit services, multiple factors taken as a whole, including whether the services are prohibited pursuant to SEC rules, whether the auditors are best positioned to provide the services, and the percentage of total services the non-audit services will comprise. Requests for non-audit services will be made in writing to our independent auditor specifying the services requested and the reasons therefor, and the chairperson of the audit committee will be copied on the communication. Then our independent auditor must respond to our with a description of the services, the fees that it will charge, and a request for pre-approval of the services plus pre-approval of 10% over the amount. The chairperson of the audit committee will then make a determination based on all of the relevant factors, and if approved report back to the audit committee at the next audit committee meeting for ratification.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK BY OUR DIRECTORS, OFFICERS AND HOLDERS OF 5% OF OUR COMMON STOCK

The following table sets forth information regarding the beneficial ownership of our common stock as of August 13, 2007 by (1) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of the common stock; (2) each of our directors and officers; and (3) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is 300, 611-10th Avenue, S.W., Calgary, Alberta, Canada, T2R 0B2. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days following August 13, 2007 are deemed outstanding for computing the share ownership and percentage of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all Exchangeable Shares of Goldstrike Exchange Co. have been converted on a one-for-one basis into corresponding shares of our common stock.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class
Dana Coffield (2)	1,888,829	1.99%
James Hart (3)	1,743,850	1.84%
Max Wei (4)	1,783,834	1.88%
Rafael Orunesu (5)	1,863,850	1.97%
Edgar Dyes	-	-
Jeffrey Scott (6)	2,563,861	2.70%
Walter Dawson (7)	3,005,952	3.16%
Verne Johnson (8)	1,662,884	1.75%
Nadine C. Smith (9)	2,099,094	2.21%
Greywolf Capital Management LP (10)	10,142,001	10.35%
Millennium Global Investments Limited (11)	5,002,500	5.19%
US Global Investors, Inc. (12)	5,858,675	6.08%
Directors and officers as a group (total of 10 persons) (13)	16,612,154	17.26%

(1) Beneficial ownership is calculated based on 94,674,410 shares of common stock issued and outstanding as of August 13, 2007, which number includes shares of common stock issuable upon the exchange of the exchangeable shares of Goldstrike Exchange Co. issued to certain former holders of Gran Tierra Canada’s common stock. Beneficial ownership is determined in accordance with Rule 13d-3 of the SEC. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of August 13, 2007. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

(2) The number of shares beneficially owned includes an option to acquire 54,167 shares of common stock exercisable within 60 days of August 13, 2007, and shares issuable upon exercise of warrants to acquire 48,328 shares of common stock exercisable within 60 days of August 13, 2007. The number of shares beneficially owned also includes 1,689,683 exchangeable shares.

(3) The number of shares beneficially owned includes an option to acquire 54,167 shares of common stock exercisable within 60 days of August 13, 2007. All other shares beneficially owned by such stockholder are exchangeable shares.

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(4) The number of shares beneficially owned includes an option to acquire 54,167 shares of common stock exerciseable within 60 days of August 13, 2007, and shares issuable upon exercise of a warrant to acquire 13,328 shares of common stock exercisable within 60 days of August 13, 2007. The number of shares beneficially owned also includes 1,689,683 exchangeable shares.

(5) The number of shares beneficially owned includes an option to acquire 54,167 shares of common stock exerciseable within 60 days of August 13, 2007, and shares issuable upon exercise of a warrant to acquire 40,000 shares of common stock exercisable within 60 days of August 13, 2007. The number of shares beneficially owned also includes 1,689,683 exchangeable shares.

(6) The number of shares beneficially owned includes an option to acquire 50,000 shares of common stock exercisable within 60 days of August 13, 2007, and shares issuable upon exercise of warrants to acquire 274,991 shares of common stock exercisable within 60 days of August 13, 2007. The number of shares beneficially owned also includes 1,688,889 exchangeable shares.

(7) The number of shares beneficially owned includes an option to acquire 33,333 shares of common stock exercisable within 60 days of August 13, 2007. The number beneficially owned also includes shares issuable upon exercise of warrants to acquire 375,000 shares of common stock exercisable within 60 days of August 13, 2007, of which warrants to acquire 275,000 shares are held by Perfco Investments Ltd. (“Perfco”). The number of shares beneficially owned also includes 550,000 shares of common stock directly owned by Perfco and 158,730 shares of common stock directly owned by Mr. Dawson’s spouse. The number of shares beneficially owned includes 1,688,889 exchangeable shares, of which 1,587,302 are held by Perfco. Mr. Dawson is the sole owner of Perfco and has sole voting and investment power over the shares beneficially owned by Perfco. Mr. Dawson disclaims beneficial ownership over the shares owned by Mr. Dawson’s spouse.

(8) The number of shares beneficially owned includes an option to acquire 33,333 shares of common stock exercisable within 60 days of August 13, 2007, and shares issuable upon exercise of a warrant to acquire 112,496 shares of common stock exercisable within 60 days of August 13, 2007. The number of shares beneficially owned includes 1,292,064 exchangeable shares, of which 396,825 are held by KirstErin Resources, Ltd., a private family-owned business of which Mr. Johnson is the President. Mr. Johnson has sole voting and investment power over the shares held by KirstErin Resources, Ltd.

(9) The number of shares beneficially owned includes an option to acquire 33,333 shares of common stock exercisable within 60 days of August 13, 2007, shares issuable upon exercise of a warrant to acquire 362,500 shares of common stock exercisable within 60 days of August 13, 2007, and 100,000 shares and shares issuable upon exercise of a warrant to acquire 50,000 shares of common stock exercisable within 60 days of August 13, 2007 held by John D. Long, Jr., Ms. Smith’s spouse.

(10) Greywolf Capital Management LP is the investment manager for (a) Greywolf Capital Overseas Fund (“GCOF”), which owns 4,899,400 shares of common stock and a warrant to acquire 2,400,000 shares of common stock exercisable within 60 days of August 13, 2007, and (b) Greywolf Capital Partners II (“GCP”), which owns 1,931,267 shares of common stock and a warrant to acquire 933,334 shares of common stock exercisable within 60 days of August 13, 2007. William Troy has the power to vote and dispose of the shares of common stock beneficially owned by GCOF and GCP. The address for Greywolf Capital Management LP is 4 Manhattanville Road, Purchase, NY 10577.

(11) Includes shares beneficially owned by Millennium Global High Yield Fund Limited (the “High Yield Fund”) and Millennium Global Natural Resources Fund Limited (the “Natural Resources Fund”). The High Yield Fund owns 2,668,000 shares of common stock and a warrant to acquire 1,334,000 shares of common stock exercisable within 60 days of August 13, 2007. The Natural Resources Fund owns 667,000 shares of common stock and a warrant to acquire 333,500 shares of common stock exercisable within 60 days of August 13, 2007. Joseph Strubel has the power to vote and dispose of the shares of common stock beneficially owned by the High Yield Fund and the Natural Resources Fund. The address for Millennium Global Investments Limited is 57-59 St. James Street, London, U.K., SW1A 1LD.

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(12) Includes shares beneficially owned by US Global Investors — Global Resources Fund (the “Global Fund”) and US Global Investors — Balanced Natural Resources Fund (the “Balanced Fund”). The Global Fund owns 3,883,675 shares of common stock and a warrant to acquire 1,550,000 shares of common stock exercisable within 60 days of August 13, 2007. The Balanced Fund owns 233,333 shares of common stock and a warrant to acquire 116,667 shares of common stock exercisable within 60 days of August 13, 2007. The remaining 858,675 shares of common stock are owned by the Meridian Resources Fund. U.S. Global Investors has the power to vote and dispose of the shares of common stock beneficially owned by the Global Fund, the Balanced fund and the Meridian Resources Fund. The address for US Global Investors, Inc. is 7900 Callaghan Road, San Antonio, Texas 78229.

(13) The number of shares beneficially owned includes options to acquire 366,667 shares of common stock exercisable within 60 days of August 13, 2007, and warrants to acquire 1,226,642 shares of common stock exercisable within 60 days of August 13, 2007. The number of shares beneficially owned also includes 11,428,574 exchangeable shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We were not subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, in fiscal 2006.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

The following is a brief biography of all of our executive officers as of April 2, 2007:

Dana Coffield, President and Chief Executive Officer and Director. See Proposal 1 for Mr. Coffield’s biography.

Martin H. Eden, Chief Financial Officer, age 59. Mr. Eden joined our company as Chief Financial Officer on January 2, 2007. He has over 26 years experience in accounting and finance in the energy industry in Canada and overseas. He was Chief Financial Officer of Artumas Group Inc., a publicly listed Canadian oil and gas company from April 2005 to December 2006 and was a director from June to October, 2006. He has been president of Eden and Associates Ltd., a financial consulting firm, from January 1999 to present. From October 2004 to March 2005 he was CFO of Chariot Energy Inc., a Canadian private oil and gas company. From January 2004 to September 2004, he was CFO of Assure Energy Inc., a publicly traded oil and gas company listed in the United States. From January 2001 to December 2002, he was CFO of Geodyne Energy Inc., a publicly listed Canadian oil and gas company. From 1997 to 2000, he was Controller and subsequently CFO of Kyrgoil Corporation, a publicly listed Canadian oil and gas company with operations in Central Asia. He spent nine years with Nexen Inc. (1986-1996), including three years as Finance Manager for Nexen’s Yemen operations and six years in Nexen’s financial reporting and special projects areas in its Canadian head office. Mr. Eden has worked in public practice, including two years as an audit manager for Coopers & Lybrand in East Africa. Mr. Eden holds a Bachelor of Science degree in Economics from Birmingham University, England, a Masters of Business Administration from Henley Management College/Brunel University, England, and is a member of the Institute of Chartered Accountants of Alberta and the Institute of Chartered Accountants in England and Wales.

Max Wei, Vice President, Operations, age 56. Mr. Wei is a Petroleum Engineering graduate from University of Alberta and has twenty-five years of experience as a reservoir engineer and project manager for oil and gas exploration and production in Canada, the US, Qatar, Bahrain, Oman, Kuwait, Egypt, Yemen, Pakistan, Bangladesh, Russia, Netherlands, Philippines, Malaysia, Venezuela and Ecuador, among other countries. Mr. Wei began his career with Shell Canada and later with Imperial Oil, in Heavy Oil Operations. He moved to the US in 1986 to work with Bechtel Petroleum Operations at Naval Petroleum Reserves in Elk Hills, California and eventually joined Occidental Petroleum in Bakersfield. Mr. Wei returned to Canada in 2000 as Team Leader for Qatar and Bahrain operations with AEC International and its successor, EnCana Corporation, where he worked until 2004. He completed a project management position with Petronas in Malaysia in April, 2005, before joining Gran Tierra in May, 2005.

Mr. Wei is specialized in reservoir engineering, project management, production operations, field acquisition and development, and mentoring. He is a registered Professional Engineer in the State of California and a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta. Mr. Wei has a BSc in Petroleum Engineering from the University of Alberta and Certification in Petroleum Engineering from Southern Alberta Institute of Technology.

24.

Rafael Orunesu, Vice President, Latin America, age 50. Mr. Orunesu joined Gran Tierra in March 2005 and brings a mix of operations management, project evaluation, production geology, reservoir and production engineering as well as leadership skills to Gran Tierra, with a South American focus. He was most recently Engineering Manager for Pluspetrol Peru, from 1997 through 2004, responsible for planning and development operations in the Peruvian North jungle. He participated in numerous evaluation and asset purchase and sale transactions covering Latin America and North Africa, incorporating 200,000,000 barrels of oil over a five-year period. Mr. Orunesu was previously with Pluspetrol Argentina from 1990 to 1996 where he managed the technical/economic evaluation of several oil fields. He began his career with YPF, initially as a geologist in the Austral Basin of Argentina and eventually as Chief of Exploitation Geology and Engineering for the Catriel Field in the Nuequén Basin, where he was responsible for drilling programs, workovers and secondary recovery projects. Mr. Orunesu has a postgraduate degree in Reservoir Engineering and Exploitation Geology from Universidad Nacional de Buenos Aires and a degree in Geology from Universidad Nacional de la Plata, Argentina.

Edgar Dyes, President Argosy Energy / Gran Tierra Energy Colombia, age 61. Mr. Dyes joined our company through the acquisition of Argosy Energy International L.P., where he was Executive Vice-President and Chief Operating Officer. His experience in the Colombian oil industry spans twenty-one years, with the last six years in charge of Argosy Energy’s planning, management, finance and administration activities. Mr. Dyes began his career with Union Texas Petroleum as a petroleum accountant, where he eventually advanced into supervision and management positions in international operations for the company. He subsequently worked for Quintana Energy Corporation, Jackson Exploration, Inc., CSX Oil and Gas, and Garnet Resources Corporation, where he held the position of Chief Financial Officer. Mr. Dyes has worked in various financial and management roles on projects located in the United Kingdom, Germany, Indonesia, Oman, Brunei, Egypt, Somalia, Ecuador and Colombia. Mr. Dyes holds a Bachelor’s degree in Business Management from Stephen F. Austin State University, with postgraduate studies in accounting.

COMPENSATION DISCUSSION AND ANALYSIS

All dollar amounts discussed below are in U.S. dollars. To the extent that contractual amounts are in Canadian dollars, they have been converted into US dollars for the purposes of the discussion below at an exchange rate of one Canadian dollar to US $0.8581, which is the conversion rate at December 31, 2006.

Compensation Objectives

The overall objectives of our compensation program are to attract and retain key executives who are the best suited to make our company successful and to reward individual performance to motivate our executives to accomplish our goals.

Compensation Process

The Compensation Committee recommends amounts of compensation for the Chief Executive Officer for approval by our board of directors. Our Chief Executive Officer recommends amounts of compensation for our other executive officers to our Compensation Committee, which considers these recommendations in connection with the goals and criteria discussed below. The Compensation Committee then makes its determination, taking our Chief Executive Officer’s recommendations into account, and makes its recommendations to our board of directors for approval.

Our practice is to consider compensation annually (at year-end), including the award of equity based compensation. Our Compensation Committee is currently defining items of corporate performance to be considered in future compensation, which it expects will include budget targets (production, reserves, capital expenditures, operating costs), financial measures (e.g., liquidity) and share price performance, in addition to other objectives. Our compensation practices to date have been largely discretionary but within an increasingly formalized framework. Our Compensation Committee intends to define elements of personal performance by the achievement of agreed objectives. This process is expected to be initiated by the Chief Executive Officer, whose objectives will be documented and accepted by the board of directors. Objectives for the remaining executives are within the context of the Chief Executive Officer’s objectives and include other, more specific goals. This process has been initiated for 2007.

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Elements of Compensation

Our Compensation Committee, which consists of three non-executive directors, has determined that we shall have three basic elements of compensation — base salary, cash bonus and equity incentives. Each component has a different purpose.

We believe that base salaries at this stage in our growth must be competitive in order to retain our executive. We believe that principal performance incentives should be in the form of long-term equity incentives given the financial resources of our company and the longer-term nature of our business plan. Long-term incentives to date have been in the form of stock options but our equity incentive plan also provides for other incentive forms, such as restricted stock and stock bonuses, which the Compensation Committee is not considering at this time. Short-term cash bonuses are a common element of compensation in our industry and among our peers to which we must pay attention, but our ability and desire to use cash bonuses are closely tied to the immediate cash resources of our company. The Compensation Committee ultimately considers the split between the three forms of compensation relative to our peers for each position, relative to the contributions of each executive, and the operational and financial achievements of our company and our financial resources. This exercise has been based on consensus among the members of the Compensation Committee.

Executive compensation through 2005 and the first part of 2006 was sufficient to attract and retain our management team but had fallen significantly behind industry norms by the end of 2006 and as our company grew beyond a start-up phase. In late-2006, the Compensation Committee determined that it was necessary to review compensation and subscribed to the compensation survey described below as a starting point for a more structured and competitive compensation process. Our goal is to provide competitive compensation and an appropriate compensation structure for an emerging oil and gas company relative to our stage of growth, financial resources and success.

Third Party Source Used

In late 2006, we subscribed to the “2006 Mercer Total Compensation Survey for the Petroleum Industry,” which covers oil and gas companies located in Canada, and which presents compensation components and statistical ranges by position description for peer groupings within the industry. The survey is published annually and is widely recognized as a leading survey of its kind in Canada.

The survey provider is Mercer Human Resource Consulting. The primary purpose of the survey is to collect and consolidate meaningful data on salaries and benefits in the oil and gas industry in Canada, including those with international operations. The original survey participants were 158 companies in the oil and gas industry based in Canada, including those with international operations. The survey divided the 158 companies into six peer groups based on relative levels of production and revenues. There are 48 companies in our peer group with average production between 1,000 and 4,000 barrels of oil equivalent per day, including those with international operations. The results of the survey and the participants are confidential and cannot be disclosed in accordance with the confidentiality agreement signed with the survey provider.

Salary

Salary amounts for our executive officers for 2006 was pre-determined based on individually-negotiated agreements with each of the executive officers when they joined our company. Prior to November 2005, we were a private Canadian company incorporated in January 2005. For 2005 and for 2006, the four inaugural executives of our company received the same base salary of approximately $150,000 per year. Rafael Orunesu, who is President of our operations in Argentina, was the first hire of our company in March 2005. Mr. Orunesu negotiated his employment agreement directly with our board of directors. Dana Coffield, James Hart and Max Wei, who are located in Calgary, joined Gran Tierra in May 2005 and collectively negotiated terms of their employment with our board of directors. As a start-up company with limited financial resources, base salary in all instances was a discount to prior base salaries for each executive at their previous employer. All executives agreed to the same base compensation to reflect the team nature of the venture. All signed employment agreements outlined the potential for base salary increases, equity incentives and cash bonuses if deemed appropriate by the board of directors. The agreements did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by our board of directors in its sole discretion. The executives purchased founding shares to substantiate their commitment to our company and provide additional financial incentives.

26.

In April 2006, Mr. Dyes became our President, Argosy Energy/Gran Tierra Energy Colombia. He too negotiated his employment agreement, which provided for his annual base salary of $105,000 plus an annual supplemental salary of up to $42,000, the exact amount to be determined by the amount of time that he spends in Colombia in excess of what is required under the employment agreement. This agreement, too, did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by our board of directors in its sole discretion.

In January 2007, Mr. Eden became our Chief Financial Officer. The terms of Mr. Eden’s employment agreement were individually negotiated by Mr. Eden, and are described below in “Agreements with Executive Officers”. The agreement did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by our board of directors in its sole discretion.

For 2007, the Compensation Committee recommended to the board of directors, and our board of directors approved, modest increases to the salaries of our executive officers, so that their annual salaries for 2007 will be as follows:

 Mr. Coffield — $214,525
 Mr. Hart — $193,073
 Mr. Wei — $171,620
 Mr. Orunesu — $180,000
 Mr. Dyes — $180,000

These base salaries were determined by our Compensation Committee based upon its review of the Mercer survey, targeting the 50 th — 75 th percentile as being appropriate to retain the services of our executives, the exact amount determined by the Compensation Committee’s subjective assessment of the appropriate salary for each executive given their performance and roles within our company.

Bonus

No cash bonuses were paid to our executives for 2005 as this was deemed inappropriate by mutual agreement of our board of directors and our executives for our first year of operation.

In 2006, our Compensation Committee used the Mercer survey to establish bonuses for our executives. In doing so, the Compensation Committee targeted the 50 th— 75 th percentile for the position within the peer group for the industry as being appropriate to retain the services of our executives. In doing so, the Compensation Committee did not use any pre-determined criteria or formulas, but rather based its decisions within that range based on its subjective assessment of the executives’ contribution to our company, our company’s operational and financial results, and our financial resources, taken as a whole.

For 2007 we are in the process of implementing a more objective approach but our Compensation Committee has not finalized items of corporate performance to be considered for 2007. These benchmarks are likely to include various operating and financial measures, but the specific measures for corporate performance and weighting of all measures have not been determined.

Target bonuses for 2007 for our executive officers have not been set for 2007.

Individual objectives have been defined for 2007 as follows:

Chief Executive Officer — The principal objectives for our Chief Executive Officer and President, which have been recommended by our Compensation Committee and approved by our board of directors, are as follows:

•	Execute approved $13.5 million capital expenditure work program (within +/- 10% of budget) which includes the drilling of 10 exploration wells, 8 in Colombia and 2 in Argentina.

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•	Exit 2007 at production rate of 2,000 barrels of oil per day, net after royalty

•	Add 2.9 million barrels of proven, probable and possible oil reserves

•	Maintain direct finding costs for new oil reserves at $4.67 per barrel

•	Reduce general and administration costs by 10% on a barrel of oil produced basis

•	Reduce operating costs by 10% per barrel of oil produced

•	Environment Health Safety and Security — meet or exceed relevant industry standards; target zero lost time incidents

•	Ensure all regulatory and financial commitments with host government agencies are met

•	Ensure, with Chief Financial Officer, that all financial reporting, controls and procedures, budgeting and forecasting, and corporate governance requirements are identified and maintained

•	Move Gran Tierra off OTC Bulletin Board to senior exchange

•	Resolve current registration statement and associated penalty issues

•	Revise our strategy and position to execute next step change in growth

•	Increase both personal and Gran Tierra exposure to current and potential new shareholder base

Chief Financial Officer — The principal objectives for our Chief Financial Officer are as follows:

•	Maintain, develop and enhance management and financial reporting systems

•	Develop and enhance budgeting and forecasting systems

•	Assist our Chief Executive Officer in developing corporate strategy and long-term plan

•	Ensure compliance with Sarbanes Oxley requirements, including implementation of corporate governance, internal controls and financial disclosure controls

•	Secure additional sources of financing as required

•	Assist our Chief Executive Officer in developing and implementing an investor relations strategy

•	Address tax planning strategies

•	Assist our Chief Executive Officer in developing administration and human resources function

Vice-President, Operations— The principal objectives for the Vice-President, Operations are:

•	Exit 2007 at 2,000 barrels of oil per day, net after royalty

•	Add 2.9 million barrels of proven, probable and possible oil reserves

•	Reduce operating costs by 10% per barrel of oil produced

•	Meet or exceed relevant Environment Health Safety and Security industry standards, targeting zero lost time incidents

•	Design, implement, test and monitor emergency response plans for all operating arenas

•	Complete 2007 drilling/workover program within budget and without incidents

•	Design and manage peer review of all proposed drilling, production and facility upgrade projects, ensuring standardized commercial evaluations are undertaken for each

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•
Design and manage post-mortem reviews of all drilling, production and facility upgrade projects, explaining any deviations from plan or budget, and distributing learnings to peers for integration into future projects

•	Identify opportunities from current portfolio of exploration and development leads on our existing land base for 2008 drilling

•	Ensure integration of all IT (Information Technology) applications and hardware in all our operating offices

President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina— The principal objectives for the President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina for 2007 have been defined in context of the 2007 Budget, which defines a work program, capital expenditure budget and operating results for the year. No personal objectives have been defined at this time.

The weighting of all of the individual performance goals have not been determined, nor has the percentage contribution of the individual performance goals to bonus determination been determined, but will be set prior to the end of 2007.

Equity Incentives

In November 2005, an equal number of stock options (162,500) were granted to each executive officer then with our company when we became a public company and under the terms of our 2005 Equity Incentive Plan. These awards were deemed appropriate by our board of directors based on its subjective assessment as to the appropriate level, and were equal to reflect the equal contributions of each executive. No options had been granted prior to this time.

In November 2006, our Compensation Committee granted options to each of our executive officers as follows: Mr. Coffield, 200,000 shares; Mr. Hart, 125,000 shares; Mr. Wei, 100,000 shares; Mr. Orunesu, 100,000 shares; and Mr. Dyes, 100,000 shares. The Compensation Committee determined the level of these awards based on the Mercer survey, again targeting the 50th - 75th percentile for the position within the peer group for the industry based on value according to a Black-Scholes calculation. In doing so, the Compensation Committee did not use any pre-determined criteria or formulas, but rather based its decisions within that range based on its subjective assessment of the appropriate incentive level given the executives’ respective roles in our company.

In connection with Mr. Eden joining our company, our Compensation Committee granted him an option to purchase 225,000 shares of our common stock. The amount of the stock options was negotiated with Mr. Eden in connection with the negotiation of his employment agreement.

Termination and Change in Control Provisions

Our employment agreements with our executive officers contain termination and change in control provisions. These provisions provide that our executive officers will receive severance payments in the event that their employment is terminated other than for “cause” or if they terminate their employment with us for “good reason,” as discussed in “Agreements with Executive Officers” below. The termination and change-in control provisions are industry standard clauses reached with the executives in arms-length negotiations at the time that they entered into the employment agreements with us.

SUMMARY COMPENSATION TABLE

All dollar amounts set forth in the following tables reflecting executive officer and director compensation are in U.S. dollars.

The following table shows for the fiscal year ended December 31, 2006, compensation awarded to or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2006 (the “Named Executive Officers”):

29.

Summary Compensation Table for Fiscal 2006

Name and				Option	All Other
principal		Salary ($)	Bonus	Awards	Compensation ($)
position	Year	(1)	($)	($) (2)(3)	(4)	Total ($)
Dana Coffield
President and Chief Executive Officer	2006	$154,458	$92,250	$23,400	—	$270,108
James Hart Former
Vice President, Finance and Chief Financial Officer	2006	$154,458	$92,250	$14,625	—	$261,133
Rafael Orunesu President, Gran Tierra Argentina	2006	$150,000	$42,907	$11,700	$9,200	$213,807
Max Wei Vice President, Operations	2006	$154,458	$42,907	$17,503	—	$214,868
Edgar Dyes President, Argosy Energy/Gran Tierra Energy Columbia	2006	$138,750	$25,000	—	—	$163,750

(1)
Dana Coffield and James Hart salaries and bonus are paid in Canadian dollars and converted into US dollars for the purposes of the above table at the December 31, 2006 exchange rate of one Canadian dollar to US $0.8581.

(2)	Granted under terms of our 2005 Equity Incentive Plan.

(3)
Assumptions made in the valuation of stock options granted are discussed in Note 6 to our 2006 Consolidated Financial Statements. Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding estimates of forfeiture.

(4)	Cost of living allowance.

GRANTS OF PLAN-BASED AWARDS

The following table shows for the fiscal year ended December 31, 2006, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2006

		All Other Option
		Awards:		Grant Date Fair
		Number of	Exercise or Base	Value of
		Securities	Price of	Stock and Option
		Underlying Options	Option Awards	Awards
Name	Grant Date	(#)	($/Sh)	($)(1)
Mr. Coffield	11/8/2006	200,000	1.27	$84,080
Mr. Hart	11/8/2006	125,000	1.27	$52,550
Mr. Wei	11/8/2006	100,000	1.27	$42,550
Mr. Orunesu	11/8/2006	100,000	1.27	$42,550
Mr. Dyes	11/8/2006	100,000	1.27	$42,550

(1)
Represents the grant date fair value of such option award as determined in accordance with SFAS 123R. These amounts have been calculated in accordance with SFAS No. 123R using the Black Scholes valuation model.

AGREEMENTS WITH EXECUTIVE OFFICERS

We have entered into executive employment agreements with all members of our current management team. The employment agreements entered into between Gran Tierra and Dana Coffield, James Hart and Max Wei have identical terms except for the position held by each such person and terms related to participation on the board of directors for Mr. Coffield and Mr. Hart. The respective employment agreements provide for an initial annual base salary of CDN$180,000 ($154,458 US dollars) and provide (a) for the executive to receive an annual bonus as determined by our board of directors, and (b) the right to participate in our stock option plans in the event of an initial public offering of our common stock. The bonuses are to be paid within 60 days of the end of the preceding year based on the executive performance. The agreements do not provide for any criteria for determining the magnitude of the bonuses and option grants and, therefore, the determination of the bonuses and grants are in the sole discretion of the board of directors, using the criteria the board of directors deem appropriate.

30.

The executives’ employment agreements became effective on May 1, 2005 and have initial terms of three-years, subject to extension or earlier termination and provide for severance payments to each employee, in the event the employee is terminated without cause or the employee terminates the agreement for good reason, in the amount of two times total compensation for the prior year. “Good reason” includes an adverse change in the executive’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for “cause”). Initial contract terms for Messrs. Coffield, Hart and Wei included rights to purchase 200,000 shares of our common stock before an initial public offering. These rights have been removed, with the mutual consent of Gran Tierra and the applicable executives. All agreements include standard indemnity, insurance, non-competition and confidentiality provisions.

We have also entered into an employment agreement with Mr. Orunesu, through our Ecuadorian subsidiary which provides for an initial annual base salary of $150,000, annual bonuses and options as may be determined by the board of directors in its sole discretion. The contract includes provision for payment of a cost of living adjustment of $55,200 per year. The agreement became effective on March 1, 2005 and has an initial term of two years, which is subject to extension or earlier termination. The agreement provides for severance payments in the event of the employee’s termination without cause or for good reason, in an amount equal to the salary payable under the employment agreement during any remaining time in the initial two year term. Initial rights provided in Mr. Orunesu’s agreement, to purchase 200,000 shares of our common stock before an initial public offering, have since been removed with mutual consent of us and Mr. Orunesu.

We entered into an employment agreement with Mr. Dyes, President of Gran Tierra Colombia, formerly Argosy Energy International, which provides for an initial base salary of $108,000 per year plus a supplemental amount of up to $42,000 per year if he provides services in excess of 15 days per month in Colombia. In addition, the agreement provides for an annual bonus along the same terms as described above for Messrs. Coffield, Hart and Wei, as well as the right to participate in our company’s stock option plans, without specifying the amount or criteria used. The contract became effective on April 1, 2006 and terminates on April 1, 2008. Mr. Dyes also receives reasonable living expenses while performing his duties in Colombia. The agreement provides for severance payments equal to the amount of base salary plus bonus received for the prior 12-month period in the event of termination without cause, termination for good reason or termination for disability, prorated for the remaining term of the agreement, payable within 30 days.

On December 1, 2006, we entered into an executive employment agreement with Mr. Eden that provides for an initial annual base salary of CDN$ 225,000 ($193,073) In addition, the agreement provides for an annual bonus along the same terms as described above of Messrs. Coffield, Hart and Wei, as well as the right to participate in our company’s stock option plans, without specifying the amount of criteria used. Mr. Eden’s employment agreement became effective on January 2, 2007 and has an initial term of three years, subject to extension or earlier termination and provides for severance payments, in the event he is terminated without cause or terminates the agreement for good reason, in the amount of the greater of total cash compensation of the remaining term and one year’s total cash compensation, with total cash compensation meaning annualized salary plus bonus for the prior 12-month period. “Good reason” includes an adverse change in the Mr. Eden’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for “cause”). Mr. Eden’s employment agreement includes customary indemnity, insurance, non-competition and confidentiality provisions.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR -END.

The following table shows for the fiscal year ended December 31, 2006, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

31.

The following table provides information concerning unexercised options for each Named Executive, based on the executives performance Officer outstanding as of December 31, 2006.

	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised
	Options		Options		Option
	(#)		(#)		Exercise Price	Option Expiration
Name	Exercisable		Unexercisable		($)	Date
Dana Coffield	54,167	(1)	108,333	(2)	$0.80	11/10/2015
			200,000	(3)	$1.27	11/8/2016

James Hart	54,167	(1)	108,333	(2)	$0.80	11/10/2015
			125,000	(3)	$1.27	11/8/2016

Max Wei	54,167	(1)	108,333	(2)	$0.80	11/10/2015
			100,000	(3)	$1.27	11/8/2016

Rafael Orunesu	54,167	(1)	108,333	(2)	$0.80	11/10/2015
			100,000	(3)	$1.27	11/8/2016

Edgar Dyes	—		100,000	(3)	$1.27	11/8/2016

(1)	The right to exercise the shares reported in this column vested on November 10, 2006.

(2)
The right to exercise one-half of the shares reported in this column will vest on November 10, 2007 and November 10, 2008, in each such case if the option holder is still employed by Gran Tierra on such date.

(3)	The right to exercise one-third of the shares reported in this column will vest on each of November 8, 2007, November 8, 2009 and November 8, 2010.

POTENTIAL PAYOUTS UPON TERMINATION OR CHANGE IN CONTROL

In the event of a termination for “good reason” including a change in control of the company, Messrs. Coffield, Hart and Wei are eligible to receive a payment of two times prior year total compensation. Payment to Mr. Orunesu is equal to salary payable under the agreement from the time of the event to the remaining term of the contract. Payment to Mr. Dyes is equal to prior year compensation. If a change of control had occurred on December 31, 2006, and our named executive officers terminated for good reason, or if they were terminated other than for cause, they would have received the following payments:

Name	Payment
Mr. Coffield	$493,416
Mr. Hart	$493,416
Mr. Wei	$394,730
Mr. Orunesu	$37,500
Mr. Dyes	$163,750

Subsequent to December 31, 2006, Mr. Hart resigned as an employee of our company and, therefore, is not entitled to receive any payments under these arrangements.

32.

DIRECTOR COMPENSATION

Name	Option Awards ($)(1)	Total ($)
Jeffrey Scott	$16,156	$16,156
Walter Dawson	$10,771	$10,771
Verne Johnson	$10,771	$10,771
Nadine C. Smith	$10,771	$10,771

(1)
The stock options were granted under terms of our 2005 Equity Incentive Plan in 2005. Assumptions made in the valuation of stock options granted are discussed in Note 6 to our 2006 Consolidated Financial Statements. Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding estimates of forfeiture.

There were no compensation arrangements in place in 2006 for the members of our board of directors who are not also our employees. In 2007, we intend to pay a fee of $12,872 per year to each director who serves on our board of directors and an additional $12,872 per year for the chairman of our board of directors. We will also pay an additional fee of $6,436 per year for each committee chair and a fee of $644 for each meeting attended. Directors who are not our employees are eligible to receive awards under our 2005 Equity Incentive Plan. Compensation arrangements with the directors who are also our employees are described in the preceding sections of this prospectus under the heading “Executive Compensation.”

TRANSACTIONS WITH RELATED PERSONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2006, there have been no transactions, or proposed transactions, to which we are or were a party, in which any of our directors or executive officers, any nominee for election as a director, any persons who beneficially owned, directly or indirectly, shares with more than 5% of the common stock or any relatives of any of the foregoing had or is to have a direct or indirect material interest, except for their purchase of our securities.

In June 2006, we completed the sale of 50,000,000 units for gross proceeds totaling $75,000,000, less issue costs of $6,306,699. Each unit consisted of one share of our common stock at $1.50 per share and a warrant to purchase one-half share of our common stock for a period of five years at an exercise price of $1.75 per whole share. The offering resulted in the issuance of 50,000,000 shares of Gran Tierra’s common stock and warrants to purchase 25,000,000 shares of Gran Tierra’s common stock. In connection with the issuance of these securities, Gran Tierra entered into registration rights agreements with the investors pursuant to which Gran Tierra agreed to register for resale the shares (and the shares issuable upon the warrants) issued to the investors in the offering by November 17th, 2006. Since the registration statement was not declared effective by the Securities and Exchange Commission by that date, Gran Tierra accrued approximately USD $7.75 million in liquidated damages. On June 27th, 2007, under the terms of the registration rights agreements, Gran Tierra obtained a sufficient number of consents from the signatories to the agreements waiving Gran Tierra’s obligation to pay in cash the accrued liquidated damages. Gran Tierra agreed to amend the terms of the warrants issued in the offering by reducing the exercise price of the warrants to $1.05 and extending the life of the warrants by one year. Participating in this financing were the following related parties of our company:

Name	# Units Purchased	Purchase Price
Dana Coffield (1)	66,667	$100,001
Jeffrey Scott (2)	100,000	$150,000
William Scott (3)	100,000	$150,000
Verne G. Johnson (4)	100,006	$150,009
Perfco Investments Ltd. (5)	200,000	$300,000
Nadine C. Smith and John Long, Jr. (6)	100,000	$150,000
Rafael Orunesu (7)	80,000	$120,000
Max Wei (8)	26,656	$39,984
Greywolf Capital Management LP (9)	6,666,667	$10,000,001
Millennium Global Investments Limited (10)	3,335,000	$5,002,500
US Global Investors, Inc. (11)	3,333,333	$5,000,000

33.

(1)	Mr. Coffield is a director of our company and our Chief Executive Officer.

(2)	Mr. Jeffrey Scott is a director and is Chairman of our company.

(3)	Mr. William Scott is the father of Jeffrey Scott, a director and chairman of our company.

(4)	Mr. Johnson is a director of our company.

(5)	Perfco Investments Ltd. is a company, the sole owner of which is Mr. Walter Dawson, a director of our company.

(6)	Ms. Smith is a director of our company. John Long Jr. is the husband of Ms. Smith.

(7)	Mr. Orunesu is the President of Gran Tierra Energy Argentina, our Argentinean subsidiary.

(8)	Mr. Wei is our Vice President, Operations.

(9)
Consists of 4,800,000 units purchased by Greywolf Capital Overseas Fund LP, and 1,866,667 units purchased by Greywolf Capital Partners II, LP. See Note 8 of the Security Ownership of Certain Beneficial Owners and Management table in Item 11 of this report.

(10)
Consists of 2,668,000 units purchased by Millennium Global High Yield Fund Limited, and 667,000 units purchased by Millennium Global Natural Resources Fund Limited. See Note 9 of the Security Ownership of Certain Beneficial Owners and Management table in Item 11 of this report.

(11)
Consists of 3,100,000 units purchased by US Global Investors — Global Resources Fund, and 233,333 units purchased by US Global Investors — Balanced Natural Resources Fund. See Note 10 of the Security Ownership of Certain Beneficial Owners and Management table in Item 11 of this report.

During 2005, there were no transactions, or proposed transactions, to which we are or were a party, in which any of our directors or executive officers, any nominee for election as a director, any persons who beneficially owned, directly or indirectly, shares with more than 5% of the common stock or any relatives of any of the foregoing had or is to have a direct or indirect material interest, except for their purchase of our securities.

Name	# Units Purchased	Purchase Price
Dana Coffield (1)	29,985	$23,988
Jeffrey Scott (2)	449,981	$359,985
Verne G. Johnson (3)	124,985	$99,988
Walter Dawson/Perfco Investments Ltd.(4)	550,000	$440,000
Nadine C. Smith and John Long, Jr. (5)	625,000	$500,000
Bank Sal. Oppenheim Jr. & Cie (Switzerland) Ltd.	2,125,000	$1,700,000

(1)	Mr. Coffield is a director of our company and our Chief Executive Officer.

(2)	Mr. Jeffrey Scott is a director and is Chairman of our company.

(3)	Mr. Johnson is a director of our company.

(4)	Walter Dawson is a director of our company and is sole owner of Perfco Investments Ltd.

(5)	Ms. Smith is a director of our company. John Long Jr. is the husband of Ms. Smith.

In connection with our acquisition of Goldstrike, which occurred on November 10, 2005, the following related parties received the following numbers of exchangeable shares. Each had the option to receive exchangeable shares or shares of our common stock. None of the parties elected to receive shares of our common stock.

Name	# Exchangeable Shares	Original Purchase Price
Dana Coffield (1)	1,689,683	$111,825
James Hart (2)	1,689,683	$111,825
Max Wei (3)	1,689,683	$111,825
Rafael Orunesu (4)	1,689,683	$111,825
Jeffrey Scott (5)	1,688,889	$186,733
Verne G. Johnson/KristErin Resources Inc. (6)	1,292,063	$186,733
Walter Dawson/Perfco Investments Ltd. (7)	1,688,889	$161,733
411209 Alberta	1,587,302	$175,000

34.

(1)	Mr. Coffield is a director of our company and our Chief Executive Officer.

(2)	Mr. Hart is a director and is former Chief Financial Officer of our company.

(3)	Mr. Wei is our Vice-President, Operations.

(4)	Rafael Orunesu is President of our operations in Argentina.

(5)	Jeffrey Scott is a director and is Chairman of our company.

(6)	Verne Johnson is a director of our company and is sole owner of KristErin Resources Inc.

(7)	Walter Dawson is a director of our company and is sole owner of Perfco Investments Ltd.

We have not engaged in any transactions with promoters or founders in which a promoter or founder has received any type of consideration from us.

POLICIES AND PROCEDURES

Our company discourages related party transactions. Potential related party transactions are to be referred to our Chief Executive Officer, and brought to the attention of the Board if material.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Gran Tierra Energy Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to Gran Tierra Energy, Inc., Martin Eden, Secretary, 300, 611-10th Avenue, S.W., Calgary, Alberta, Canada, T2R 0B2 or contact Martin Eden at (403) 265-3221. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

35.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Martin Eden

Martin Eden
Secretary

September 10, 2007

A copy of Gran Tierra’s Annual Report to the Securities and Exchange Commission on Form 10-KSB for the fiscal year ended December 31, 2006 is available without charge upon written request to: Corporate Secretary, Gran Tierra Energy Inc., 300, 611-10th Avenue, S.W., Calgary, Alberta, Canada, T2R 0B2.

36.

VOTE BY INTERNET - www.proxyvote.com
GRAN TIERRA ENERGY INC. C/O AL PALOMBO 1370 AVENUE OF THE AMERICAS SUITE 902 NEW YORK, NY 10019
Use  the  Internet  to  transmit  your  voting  instructions  and  for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when  you  access  the  web  site  and  follow  the  instructions  to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If  you  would  like  to  reduce  the  costs  incurred  by  Gran  Tierra Energy  Inc.  in  mailing  proxy  materials,  you  can  consent  to receiving  all  future  proxy  statements,  proxy  cards  and  annual reports  electronically  via  e-mail  or  the  Internet. To  sign  up  for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Gran Tierra Energy Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	GRNTR1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

GRAN TIERRA ENERGY INC.
THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.
	For	Withhold	For All	To withhold authority to vote for any individual
Vote On Directors	All	All	Except	nominee(s), mark “For All except” and write the
number(s) of the nominee(s) on the line below
1.	To elect as Directors of Gran Tierra Energy Inc., the nominees listed below.

01)	Dana Coffield	04)	Verne Johnson	0	0	0
02)	Jeffrey Scott	05)	Nadine C. Smith
03)	Walter Dawson

Vote  On  Proposals

		For	Against	Abstain
2.	Proposal to approve the Gran Tierra Energy Inc. 2007 Equity Incentive Plan, as an amendment and restatement of the 2005 Equity Incentive Plan, including an increase in the aggregate number of shares of common stock authorized for issuance under the plan from 2,000,000 to 9,000,000 shares.	0	0	0

3.	Proposal to ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of Gran Tierra Energy Inc. for its fiscal year ending December 31, 2007.	0	0	0

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

GRAN TIERRA ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 10, 2007

The stockholders hereby appoint Martin Eden and Dana Coffield, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock and

Special Voting Stock of Gran Tierra Energy Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Mountain Time on October 10, 2007, at 300 611-10th Avenue S.W., Calgary, Alberta T2R 0B2

Canada, and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF

NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES

LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

GRAN TIERRA ENERGY INC.

VOTING DIRECTION FOR HOLDERS OF
EXCHANGEABLE SHARES OF GRAN TIERRA ENERGY INC.

The undersigned holder (the “Holder”) of exchangeable shares (“Exchangeable Shares”) of Gran Tierra Energy Inc. has the right to instruct Olympia Trust Company (the “Trustee”) in respect of the exercise of their votes at the Annual Meeting of of Stockholders Gran Tierra Energy Inc. (the “Company”) to be held on October 10, 2007 (the “Meeting”), as follows:

•	To instruct the Trustee to exercise the votes to which the Holder is entitled as indicated below; OR

•	To instruct the Trustee to appoint a representative of the Company’s management as proxy to exercise the votes to which the Holder is entitled as indicated below; OR

•	To instruct the Trustee to appoint the Holder, or the Holder’s designee as a proxy to exercise personally the votes to which the Holder is entitled as indicated below.

The Holder directs that their Exchangeable Shares be voted as follows:

1. VOTE FOR _____ or WITHHOLD FROM VOTING ON _____ the election of Dana Coffield as a director of the Company, to serve for the ensuing year and until his successor is elected.
2. VOTE FOR _____ or WITHHOLD FROM VOTING ON _____ the election of Jeffrey Scott as a director of the Company, to serve for the ensuing year and until his successor is elected.
3. VOTE FOR _____ or WITHHOLD FROM VOTING ON _____ the election of Walter Dawson as a director of the Company, to serve for the ensuing year and until his successor is elected.
4. VOTE FOR _____ or WITHHOLD FROM VOTING ON _____ the election of Verne Johnson as a director of the Company, to serve for the ensuing year and until his successor is elected.
5. VOTE FOR _____ or WITHHOLD FROM VOTING ON _____ the election of Nadine C. Smith as a director of the Company, to serve for the ensuing year and until her successor is elected.
6. VOTE FOR _____ or VOTE AGAINST _____ or ABSTAIN FROM VOTING ON _____ the resolution to approve the Company’s 2007 Equity Incentive Plan, as an amendment and restatement of its 2005 Equity Incentive Plan, including an increase in the aggregate number of shares of common stock authorized for issuance under the plan from 2,000,000 to 9,000,000 shares.

7. VOTE FOR _____ or VOTE AGAINST _____ or ABSTAIN FROM VOTING ON _____ the resolution to ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2007.

IMPORTANT NOTE: IF NO DIRECTION IS MADE, FOR OR AGAINST, THE HOLDER’S EXCHANGEABLE SHARES WILL NOT BE VOTED

SEE REVERSE FOR MORE VOTING INSTRUCTIONS

PLEASE SELECT ONE OF THE FOLLOWING:

☐	Direct the Trustee to Vote Exchangeable Shares The holder hereby directs the Trustee to vote as indicated.

☐
Appointment of Company Management as Proxy
The Holder hereby appoints Martin Eden and Dana Coffield, as proxyholder of the Holder, with power of substitution, and authorizes them to represent and vote, as indicated above, all of the Exchangeable Shares which the Holder may be entitled to vote at the Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

☐
Appointment of the Holder, or the Holder’s Designee as Proxy
The Holder hereby appoints _________________________________ as proxyholder of the Holder and authorizes them to represent and vote, as indicated above, all of the Exchangeable Shares which the Holder may be entitled to vote at the Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

IF THE HOLDER DOES NOT COMPLETE ONE OF THE FOREGOING, COMPLETES MORE THAN ONE OF THE FOREGOING OR COMPLETES THE THIRD SELECTION BUT DOES NOT SPECIFY A DESIGNEE, THE HOLDER WILL BE DEEMED TO HAVE DIRECTED THE TRUSTEE TO VOTE THEIR EXCHANGEABLE SHARES AS INDICATED.

Signature of Holder
DATED:	, 2007.

Name of Holder

Number of Exchangeable Shares Held

NOTES:

1.
This voting direction will not be valid and not be acted upon unless it is completed as outlined herein and delivered to Olympia Trust Company, 2300, 125 - 9th Avenue S.E.., Calgary, Alberta T2G 0P6, not less than 48 hours before the time set for the holding of the Meeting or any adjournment(s) thereof. The voting direction is valid only for the Meeting or any adjournment(s) of the Meeting.

2.	If this voting direction is not signed by the Holder of Exchangeable Shares, the votes to which the Holder of the Exchangeable Shares is entitled will not be exercised.

3.	If the Holder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized.

4.	This voting direction must be dated and the signature hereon should be exactly the same as the name in which the Exchangeable Shares are registered.

5.	Persons signing as executors, administrators, trustees, etc., should so indicate and give their full title as such.

6.
A holder who has submitted a voting direction may revoke it at any time prior to the Meeting. In addition to revocation in any other manner permitted by law a voting direction may be revoked by instrument in writing executed by the Holder or his attorney authorized in writing or, if the Holder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited at the office of the Trustee at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the voting direction is to be acted upon or with a representative of the Trustee in attendance at the Meeting on the day of the Meeting or any adjournment thereof, and upon either of such deposits, the voting direction is revoked.

GRAN TIERRA ENERGY INC.

2007 EQUITY INCENTIVE PLAN

ADOPTED: AUGUST 9, 2007
APPROVED BY STOCKHOLDERS: OCTOBER [10], 2007

1.    GENERAL PURPOSES.

(a) Amendment and Restatement. The Plan is intended as a complete amendment and restatement of the Company’s 2005 Equity Incentive Plan (the “Prior Plan”). All outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan. All Stock Awards granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(c) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Options, (ii) Restricted Stock Awards, (iii) Stock Appreciation Rights, (iv) Restricted Stock Units and (v) Other Stock Awards.

(d) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.    DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an institutional investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions that are primarily a private financing transaction for the Company or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

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(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board).

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

2.

(e) “Code” means the United States Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Gran Tierra Energy Inc., a Nevada corporation.

(i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least fifty percent (50%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

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(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(m) “Director” means a member of the Board.

(n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p) “Entity” means a corporation, partnership or other entity.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(s) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market, Nasdaq Global Market or the Nasdaq Capital Market, the Fair Market Value of a share of Common Stock, unless otherwise determined by the Board, shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or if such day of determination does not fall on a market trading day, then the last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

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(t) “Non-Employee Director” means a Director who either (i) is not currently an employee or officer of the Company or its parent or a subsidiary, does not receive compensation, either directly or indirectly, from the Company or its parent or a subsidiary, for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means a stock option granted pursuant to the Plan (Options are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code and the regulations promulgated thereunder).

(w) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(x) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(y) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(d).

(z) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(aa) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(bb) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(cc) “Plan” means this Gran Tierra Energy Inc. 2007 Equity Incentive Plan.

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(dd) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(ee) “Restricted Stock Unit” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(gg) “Securities Act” means the Securities Act of 1933, as amended.

(hh) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(c).

(ii) “Stock Award” means any right granted under the Plan, including an Option, Restricted Stock Award, Restricted Stock Unit, Stock Appreciation Right and Other Stock Award.

(jj) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(kk) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

3.    ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

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(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) To terminate or suspend the Plan as provided in Section 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (c) not then subject to Section 16 of the Exchange Act.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.    SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate nine million (9,000,000) shares of Common Stock.

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

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(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.    ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Stock Awards may be granted to Employees, Directors and Consultants.

(b) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Options covering more than one million (1,000,000) shares of Common Stock during any calendar year.

(c) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.    OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term.  No Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(b) Exercise Price of a Stock Option. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of or subsequently to the grant of the Option (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) by a “net exercise” of the Option (as further described below) (4) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instruction to pay the aggregate exercise price to the Company from the sales proceeds or (5) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Nevada, payment of the Common Stock’s “par value,” as defined in the Nevada Revised Statutes, shall not be made by deferred payment.

8.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant. The shares of Common Stock so used to pay the exercise price of an Option under a “net exercise” will be considered to have resulted from the exercise of the Option, and accordingly, the Option will not again be exercisable with respect to such shares, the shares actually delivered to the Participant, and any shares withheld for purposes of tax withholding.

(d) Transferability of an Option. An Option shall be transferable to the extent provided in the Option Agreement. If the Option does not provide for transferability, then the Option shall not be transferable except by will or by the laws of descent and distribution or pursuant a domestic relations order and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

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(g) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(i) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(j) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

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7.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Award agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award agreements need not be identical; provided, however, that each Restricted Stock Award agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. At the time of the grant of a Restricted Stock Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Restricted Stock Award will not be less than the par value of a share of Common Stock. A Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

(ii) Consideration. At the time of the grant of a Restricted Stock Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Award. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; or (iv) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Nevada, the Common Stock’s “par value,” as defined in the Nevada Revised Statutes, shall not be paid by deferred payment and must be paid in a form of consideration that is permissible under the Nevada Corporation Law.

(iii) Vesting. Shares of Common Stock acquired under a Restricted Stock Award may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award agreement. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Restricted Stock Award agreement.

(v) Transferability. Rights to purchase or receive shares of Common Stock granted under a Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award agreement.

11.

(b) Restricted Stock Units. Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall determine. The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical; provided, however, that each Restricted Stock Unit agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a Restricted Stock Unit award will not be less than the par value of a share of Common Stock. Such consideration may be paid in any form permitted under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit award, the Board may impose such restrictions or conditions to the vesting of the shares Restricted Stock Unit as it deems appropriate.

(iii) Payment. A Restricted Stock Unit award may be settled by the delivery of shares of Common Stock, their cash equivalent, or any combination of the two, as the Board deems appropriate.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit award after the vesting of such Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of Restricted Stock Units, as the Board deems appropriate. Such dividend equivalents may be converted into additional Restricted Stock Units by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equal to the number of Restricted Stock Units then credited by (2) the Fair Market Value per share of Common Stock on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit award to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Stock Award Agreement, Restricted Stock Units that have not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.

(c) Stock Appreciation Rights. Each Stock Appreciation Right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Rights agreements need not be identical, but each Stock Appreciation Right agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

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(i) Calculation of Appreciation. Each Stock Appreciation Right will be denominated in share of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount that will be determined by the Committee at the time of grant of the Stock Appreciation Right.

(ii) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Right as it deems appropriate.

(iii) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Rights agreement evidencing such Right.

(iv) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, or any combination of the two, as the Board deems appropriate.

(v) Termination of Continuous Service. If a Participant’s Continuous Service terminates for any reason, any unvested Stock Appreciation Rights shall be forfeited and any vested Stock Appreciation Rights shall be automatically redeemed.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Awards and all other terms and conditions of such Awards..

8.    COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

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9.    USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.          MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. Subject to the further limitations of Section 7(b)(iv) hereof, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

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(e) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any country, federal, state, provincial or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

11.          ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(b), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

(c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have been not assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

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(d) Change in Control. A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.          AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

(b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

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(d) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.          TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.          EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.          CHOICE OF LAW.

The law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

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